UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2021

RumbleOn, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-38248	46-3951329
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

901 W. Walnut Hill Lane Irving, Texas	75038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 771-9952

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	RMBL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Executive Officers

On September 23, 2021, the Board of Directors (the "Board") of RumbleOn, Inc. (the “Company”) appointed William Coulter as the Company's Executive Vice Chairman.

Also, on September 23, 2021, the Board appointed Mark Tkach as Chief Operating Officer of the Company, and Peter Levy, who previously served as Chief Operating Officer of the Company, as President of the Company.

Biographical, executive compensation, and related party transactions with respect to Messrs. Coulter and Tkach is set forth in Item 5.02 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on September 7, 2021, and incorporated herein by reference.

Biographical and executive compensation with respect to Mr. Levy is set forth in Part III, Items 10 and 11 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on March 31, 2021, Item 5.02 of the Company’s Current Report on Form 8-K, filed with the SEC on April 13, 2021, and Item 5.02 of the Company’s Current Report on Form 8-K, filed with the SEC on September 7, 2021, and incorporated herein by reference. There are no related party transactions between the Company and Mr. Levy which would require disclosure under Item 404 of Regulation S-K.

Item 5.08. Shareholder Director Nominations.

The Board has established that the Company’s 2021 annual meeting of stockholders (the “2021 Annual Meeting”) will be held on Thursday, November 18, 2021. Stockholders of record at the close of business on October 8, 2021 and only such stockholders will be entitled to notice of and to vote at the 2021 Annual Meeting. The time and location of the 2021 Annual Meeting will be as set forth in the Company’s definitive proxy statement for the 2021 Annual Meeting.

Because the date of the 2021 Annual Meeting differs by more than thirty days from the anniversary date of the Company’s 2020 annual meeting of stockholders, which was held on August 25, 2020, the deadline for submission of any stockholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the deadlines for any stockholder to submit a nominee to serve as director or to submit a proposal to be considered at the meeting or for inclusion in the Company’s proxy materials outside of Rule 14a-8, as set forth in the Company’s 2020 proxy statement, filed with the SEC on July 29, 2020 (the "2020 Proxy Statement"), no longer apply. Pursuant to Rule 14a-5(f) of the Exchange Act, the Company is hereby providing notice of the revised deadlines for such proposals by means of this report.

Stockholders of the Company who wish to have a proposal, including nominations of persons for election of the Board, considered for inclusion in the Company’s proxy materials for the 2021 Annual Meeting must ensure that such proposal is received by, on or before the close of business on September 29, 2021, which the Company has determined to be a reasonable time before it expects to begin to print and send its proxy materials. Any such proposal must also meet the requirements set forth in the rules and regulations of the SEC to be eligible for inclusion in the proxy materials for the 2021 Annual Meeting and any director nomination must also meet the requirements set forth in the section titled Stockholder Director Nominations in the 2020 Proxy Statement.

Proposals and notices must be in writing and received by the Company’s Secretary, Thomas Aucamp, addressed to: RumbleOn, Inc. Board of Directors, Attn: Secretary, 901 W. Walnut Hill Lane, Irving, Texas 75038 and must also comply with the requirements set forth in the rules and regulations of the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUMBLEON, INC.

Date: September 24, 2021	By:	/s/ Marshall Chesrown
		Name:	Marshall Chesrown
		Title:	Chief Executive Officer

2